                                                                     Exhibit 8.2

                        [Letterhead of Kirkland & Ellis]




To Call Writer Direct
212-446-4800



                                 April 9, 1997


CliniChem Development Inc.
275 Armand-Frappier Blvd.
Laval, Quebec, Canada  H7V-4A7

     Re:  CliniChem Development Inc.
          Registration Statement on Form F-1
          (File No. 333-45871)
           ------------------

     We have acted as special counsel to CliniChem Development Inc.
(the "COMPANY") in connection with its Registration Statement on Form F-1 (File No. 333-45871, filed with the Securities and Exchange Commission on April 9, 1997 (the "REGISTRATION STATEMENT").

     In preparing our opinion, we have reviewed and relied upon Amendment No. 2 to the Company's Registration Statement. We have not inspected any other documents or undertaken any independent verification of factual matters in connection with our opinion. On the basis of the foregoing, the section of the Registration Statement entitled "Income Tax Considerations - United States Federal Income Tax Considerations" is our opinion, subject to the assumptions and qualifications described therein.

     Our opinion is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended; the Treasury Regulations promulgated or proposed thereunder; current positions of the Internal Revenue Service (the "IRS") contained in published revenue rulings, revenue procedures, and announcements; existing judicial decisions; and other applicable authorities. No tax rulings have been sought from the IRS with respect to any of the matters discussed in the Registration Statement. Unlike a ruling from the IRS, opinions of counsel are not binding on the IRS. Hence, no assurance can be given that the opinion stated in the Registration Statement will not be successfully challenged by the IRS or by a court. We express no opinion concerning any United States federal income tax consequences of the Distribution except as expressly set forth in the Registration Statement.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to this firm and the summarization of our opinion under the section titled "Prospectus Summary - Income Tax Considerations" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                             Very truly yours,


                             Kirkland & Ellis